FULL CIRCLE CAPITAL CORPORATION ANNOUNCES

FOURTH QUARTER AND FULL YEAR FISCAL 2015 RESULTS

- Net Investment Income Grows 64.8% to $2.4 Million -

- Closed $38.1 Million in New Investments Thus Far in Calendar 2015 -

- Announces Authorization of Two Million Share Repurchase Program -

Greenwich, Connecticut – September 14, 2015 – Full Circle Capital Corporation (Nasdaq: FULL) (the “Company”) today announced its financial results for the fiscal fourth quarter and full year ended June 30, 2015.

Financial Highlights for the Fiscal Fourth Quarter Ended June 30, 2015:

➢	Originated $26.1 million in new investments.

➢	Increased total investment income by 30.0% to $4.4 million, compared with $3.4 million for the prior-year quarter.

➢	Net investment income (“NII”) grew by 64.8% to $2.4 million, or $0.11 per share, compared with $1.5 million, or $0.15 per share, in the prior-year quarter.

➢	Net realized and unrealized losses were $3.0 million, consisting of net unrealized gains on investments of $0.2 million and net realized losses on investments of $3.2 million.

➢	Net decrease in net assets from operations was $0.5 million, or $0.02 per share.

➢	Per share amounts are based on approximately 23.2 million weighted average shares outstanding compared to 10.3 million weighted average shares outstanding for the fourth quarter of fiscal 2014, reflecting share issuances completed during calendar 2014 and 2015.

As of June 30, 2015:

➢	Net asset value was $4.30 per share and portfolio fair value was $152.1 million

➢	Weighted average portfolio interest rate was 9.99%

➢	81% of portfolio company investments were first lien senior secured loans

On August 4, 2015, the Board of Directors declared monthly distributions for the second quarter of fiscal 2016 of $0.035 per share payable in November and December 2015, and January 2016. These distributions equate to a $0.42 annualized amount or a current annualized yield of 13.4%, based on the closing price of the Company’s common stock of $3.13 per share on September 11, 2015.

Stock Repurchase Program

In August 2015, the Company’s board of directors authorized an increase in the amount of shares of its common stock that may be repurchased under its existing stock repurchase program from one million shares to two million shares. The shares may only be repurchased in the open market and at prices below the then most recently reported net asset value per share of the shares.

Full Circle Capital intends to enter into and implement a Rule 10b5-1 repurchase plan shortly after today’s earnings announcement to implement the stock repurchase program. Depending upon market conditions and other factors, Full Circle Capital’s management also has the discretion to make open market repurchases in addition to any made pursuant to the Rule 10b5-1 repurchase plan.

“Our fiscal fourth quarter was focused on the deployment of our available capital, which resulted in the origination of $26.1 million in investments during the quarter, and an additional $10.0 million in investments subsequent to the quarter end, spread among a diverse group of companies,” said Gregg Felton, President and Chief Executive Officer of Full Circle Capital Corporation. “We believe we have taken considerable care in selecting and funding these investments, and that they will provide a proper alignment of reward and acquired risk.”

“The waiver by our investment adviser of a portion of the base management and incentive fees in the quarter contributed toward ensuring that we were able to cover our monthly distributions with sufficient net investment income,” added Mr. Felton. “Looking ahead, we believe the recent investments of our available capital from the equity issuance earlier this year, combined with continued portfolio growth, position us to generate the necessary investment income over time to enable us to cover the monthly distributions absent any fee waivers; however, to further demonstrate management’s and our investment adviser’s commitment to shareholders’ interests, the waiver will remain in place through the end of fiscal 2016.”

“Finally, to further align our interests with that of our shareholders, our Board has recently increased the number of shares that we can repurchase from one million to two million and we plan to enter into a 10b5-1 plan very shortly to begin implementing the share buyback. With our currently available investment capacity, we believe this is a prudent use of our capital that will be accretive to shareholders while still maintaining significant funds to deploy into additional investments and further grow the Company,” concluded Mr. Felton.

Fourth Quarter Fiscal 2015 Results

The Company’s net asset value at June 30, 2015 was $4.30 per share. During the quarter, the Company generated $4.4 million of interest income compared to $2.9 million in the fourth quarter of fiscal 2014, an increase of 51.4%. Income from fees and other sources in the quarter totaled $0.1 million, compared to $0.5 million in the prior-year quarter.

The Company produced NII of $2.4 million, or $0.11 per share, in the quarter ended June 30, 2015 compared to $1.5 million, or $0.15 per share, in the quarter ended June 30, 2014.

Net realized and unrealized losses in the quarter were $3.0 million. Net unrealized appreciation of $0.2 million was comprised of $3.4 million of net unrealized appreciation on equity investments and $3.2 million of net unrealized depreciation on debt investments. Realized losses on investments were $3.2 million. Net decrease in net assets resulting from operations was $0.5 million, or $0.02 per share.

During the quarter ended June 30, 2015 the Company added $26.1 million in new investments in six new portfolio companies and two current portfolio companies.

At June 30, 2015, the Company’s portfolio included debt investments in 32 companies with an average of $4.2 million per investment. The weighted average interest rate on debt investments was 9.99% at June 30, 2015. At fair value, 80.7% of the Company’s portfolio investments were first lien loans, 7.3% were second lien loans and unsecured notes and 12.0% were equity investments. While gross exposure to equity investments is 12.0%, net exposure to equity investments is 5.5% as the net exposure to Granite Ridge, LLC is $2.6 million when taking the deposit on the swap contract into account. Approximately 73% of the debt investment portfolio, at fair value, bore interest at floating rates. The loan-to-value ratio on the Company’s loans was 59% at June 30, 2015 compared to 60% at June 30, 2014.

Subsequent Events

Subsequent to June 30, 2015, the Company has closed $10.0 million in new investments in two new portfolio companies and one existing portfolio company, and received $12.8 million in repayments:

On July 1, 2015, the Company issued a $6.0 million mortgage note to 310E53RD, LLC, a real estate holding company. The note bears interest at LIBOR plus 10.00% with a LIBOR floor of 0.15% and has a final maturity of July 1, 2017.

On July 1, 2015, the senior secured credit facility and revolving commitment with Butler Burgher Group, LLC, was fully repaid at par plus accrued interest and fees for total proceeds of $8.6 million.

On July 17, 2015, the Company purchased $3.0 million of a $175.0 million senior secured term loan to Liquidnet Holdings, Inc., an equities trading platform, at 96.375% of par. The credit facility bears interest at LIBOR plus 6.75% with a LIBOR floor of 1.00% and has a final maturity of May 22, 2019.

On July 31, 2015, the Company purchased an additional $1.0 million of senior secured notes to Lee Enterprises, Incorporated. The notes bear interest at 9.50% and have a final maturity of March 15, 2022.

On September 3, 2015, the senior secured credit facility with GW Power, LLC and Greenwood Fuels WI, LLC was partially repaid for total proceeds of $2.2 million.

On September 4, 2015, Blackberry Ltd announced that it has entered into a definitive agreement to acquire Good Technology Corporation for $425 million in cash. Upon closing of the transaction, the Company is expected to receive an $11 million repayment on its first lien notes, which would reflect a 110% redemption on the Company’s initial investment. The Company has not received an indication of what value, if any, is expected to be received related to the warrants.

On September 10, 2015, the company sold the full $2.0 million of the second lien term loan with GK Holdings, Inc. for total proceeds of $1.96 million plus accrued interest.

Conference Call Details

Management will host a conference call on Tuesday, September 15, 2015 at 8:30 am ET to discuss results. A live webcast of the conference call and accompanying slide presentation will be available at http://ir.fccapital.com. Please access the website approximately 10 minutes before the conference call begins.

To participate in the call, please call (888) 737-3713 (domestic toll-free) or (913) 312-6694 (international) and reference PIN: 1555289.

A webcast replay of the call, along with an archived copy of the presentation, will be available at http://ir.fccapital.com for one year following the call.

An audio replay will also be available until September 22, 2015, by dialing (877) 870-5176 (toll-free) or (858) 384-5517 (international), PIN: 1555289.

About Full Circle Capital Corporation

Full Circle Capital Corporation (www.fccapital.com) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. Full Circle lends to and invests in senior secured loans and, to a lesser extent, mezzanine loans and equity securities issued by lower middle-market companies that operate in a diverse range of industries. Full Circle’s investment objective is to generate both current income and capital appreciation through debt and equity investments. For additional information visit the company’s website www.fccapital.com.

Forward-Looking Statements

This press release contains forward-looking statements which relate to future events or Full Circle's future performance or financial condition. Any statements that are not statements of historical fact (including statements containing the words “believes,” “should,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered to be forward-looking statements. These forward-looking statements are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Full Circle's filings with the Securities and Exchange Commission. Full Circle undertakes no duty to update any forward-looking statements made herein.

Company Contact:	Investor Relations Contacts:
Gregg J. Felton, President and Chief Executive Officer	Garrett Edson/Brad Cohen
John Stuart, Chairman	ICR, LLC
Full Circle Capital Corporation	(203) 682-8200
(203) 900 – 2100
info@fccapital.com

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES

	June 30, 2015	June 30, 2014

Assets
Control Investments at Fair Value (Cost of $11,409,596 and $20,253,149, respectively)	$5,812,064	$17,539,057
Affiliate Investments at Fair Value (Cost of $24,434,726 and $20,177,115, respectively)	16,019,272	14,588,417
Non-Control/Non-Affiliate Investments at Fair Value (Cost of $136,351,581 and $123,605,311, respectively)	130,282,423	118,063,285
Total Investments at Fair Value (Cost of $172,195,903 and $164,035,575, respectively)	152,113,759	150,190,759

Open Swap Contract Asset, at Fair Value	-	-
Cash	3,736,563	-
Deposit with Broker	-	2,525,000
Interest Receivable	1,903,606	1,016,726
Principal Receivable	23,287	207,233
Distributions Receivable	15,141	-
Due from Affiliates	605,749	4,273
Due from Portfolio Investments	180,300	135,288
Receivable on Swap Contract	1,081	-
Prepaid Expenses	66,105	57,470
Other Assets	1,483,578	750,326
Deferred Offering Expenses	328,168	-
Deferred Credit Facility Fees	267,645	449,350

Total Assets	160,724,982	155,336,425

Liabilities
Due to Affiliates	1,052,489	891,966
Bank Overdraft	-	821,316
Accrued Liabilities	179,378	184,857
Deposit from Swap Counterparty	10,380,000
Due to Broker	-	25,000,221
Payable for Investments Acquired	15,020,000	24,900,172
Distributions Payable	813,240	766,683
Interest Payable	57,605	45,254
Other Liabilities	305,957	1,076,800
Accrued Offering Expenses	7,258	35,828
Line of Credit	-	8,435,463
Notes Payable 8.25% due June 30, 2020 (plus unamortized premium of $158,504 and $0 and less deferred debt issuance costs of $833,541 and $947,937, respectively.	32,970,488	20,197,588

Total Liabilities	60,786,415	82,356,148
Commitments and contingencies	-	-

Net Assets	$99,938,567	$72,980,277

Components of Net Assets
Common Stock, par value $0.01 per share (100,000,000 authorized; 23,235,430 and 11,443,034 issued and outstanding, respectively)	$232,354	$114,430
Paid-in Capital in Excess of Par	132,487,067	92,103,666
Distributions in Excess of Net Investment Income	(119,318)	(131,251)
Accumulated Net Realized Losses	(12,579,392)	(5,261,752)
Accumulated Net Unrealized Losses	(20,082,144)	(13,844,816)
Net Assets	$99,938,567	$72,980,277

Net Asset Value Per Share	$4.30	$6.38

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)

	Three Months Ended June 30,		Year Ended June 30,
	2015	2014	2015	2014
Investment Income
Interest Income from Non-Control/Non-Affiliate Investments	$3,558,167	$1,647,626	$13,044,316	$6,486,729
Interest Income from Affiliate Investments	610,424	716,812	2,445,713	2,701,361
Interest Income from Control Investments	184,892	511,258	1,465,069	1,963,407
Dividend Income from Control Investments	36,247	-	36,247	114,704
Other Income from Non-Control/Non-Affiliate Investments	27,174	521,407	542,164	2,487,959
Other Income from Affiliate Investments	4,004	4,436	98,671	16,592
Other Income from Control Investments	12,500	12,500	50,000	50,000
Other Income from Non-Investment Sources	8,566	2,941	67,163	2,941
Total Investment Income	4,441,974	3,416,980	17,749,343	13,823,693

Operating Expenses
Management Fee	580,607	475,595	2,280,058	1,631,694
Incentive Fee	462,349	370,132	1,798,000	1,511,362
Total Advisory Fees	1,042,956	845,727	4,078,058	3,143,056

Allocation of Overhead Expenses	44,531	38,422	171,559	180,737
Sub-Administration Fees	61,237	50,000	256,236	200,000
Officers’ Compensation	75,913	75,529	303,652	301,925
Total Costs Incurred Under Administration Agreement	181,681	163,951	731,447	682,662

Directors’ Fees	43,750	41,250	182,196	127,625
Interest Expenses	1,006,442	630,917	4,305,558	2,693,487
Professional Services Expense	191,032	143,252	700,324	610,362
Bank Fees	9,832	10,775	39,931	56,184
Other	116,880	100,581	519,600	479,596

Total Gross Operating Expenses	2,592,573	1,936,453	10,557,114	7,792,972

Management Fee Waiver and Expense Reimbursement	(590,319)	-	(1,420,843)	-

Total Net Operating Expenses	2,002,254	1,936,453	9,136,271	7,792,972

Net Investment Income	2,439,720	1,480,527	8,613,072	6,030,721
Net Change in Unrealized Gain (Loss) on Investments	236,919	(9,006,140)	(6,237,328)	(12,704,614)
Net Realized Gain (Loss) on:
Non-Control/Non-Affiliate Investments	130,823	(1,152)	(4,055,309)	(947,601)
Affiliate Investments	276,933	-	321,394	-
Control Investments	(3,600,000)	-	(3,842,390)	-
Swap Contract	1,081	-	1,081	-
Foreign Currency Transactions	-	(63)	(1,248)	(901)
Net Realized Gain (Loss)	(3,191,163)	(1,215)	(7,576,472)	(948,502)

Net Increase (Decrease) in Net Assets Resulting from Operations	$(514,524)	$(7,526,828)	$(5,200,728)	$(7,622,395)

Earnings (Loss) per Common Share Basic and Diluted	$(0.02)	$(0.73)	$(0.35)	$(0.88)
Net Investment Income per Common Share Basic and Diluted	$0.11	$0.15	$0.63	$0.71
Weighted Average Shares of Common Stock Outstanding Basic and Diluted	23,224,818	10,269,882	14,803,637	8,698,814

FULL CIRCLE CAPITAL CORPORATION AND SUBSIDIARIES

 FINANCIAL HIGHLIGHTS

	Year Ended June 30, 2015	Year Ended June 30, 2014	Year Ended June 30, 2013	Year Ended June 30, 2012	For the period from August 31, 2010 (commencement of operations) to June 30, 2011
Per Share Data (1)(2) :
Net asset value at beginning of period	$6.38	$8.01	$8.59	$9.08	$9.40
Accretion (dilution) from offering(s) (3)	(0.92)	0.03	(0.18)	-	-
Offering costs	(0.06)	(0.04)	(0.02)	-	(0.04)
Net investment income (loss) (4)	0.63	0.71	0.77	0.78	0.70
Net change in unrealized gain (loss)	(0.51)	(1.36)	0.37	(0.32)	(0.29)
Net realized gain (loss)	(0.51)	(0.11)	(0.60)	(0.03)	0.06
Dividends from net investment income	(0.63)	(0.69)	(0.78)	(0.80)	(0.75)
Return of capital	(0.08)	(0.17)	(0.14)	(0.12)	-
Net asset value at end of period	$4.30	$6.38	$8.01	$8.59	$9.08

(1)	Financial highlights are based on weighted average shares outstanding.
(2)	Financial highlights for the period from April 16, 2010 (inception) through June 30, 2010 are not presented as the Company’s operations were limited to organization and offering activities only.
(3)	Accretion and dilution from offering(s) is based on the net change in net asset value from each follow-on offering.
(4)	Net investment income (loss) per share is calculated based on the beginning of year and end of year shares outstanding.